                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  July 1, 1998
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                               Pontotoc Production, Inc.
               -----------------------------------------------------
                Exact Name of Registrant as Specified in its Charter


         Nevada                        0-21313               84-1349552
---------------------------        ---------------     ----------------------
State or Other Jurisdiction        Commission File     IRS Employer Identifi-
of Incorporation                   Number              cation Number


                       808 E. Main, Ada, Oklahoma 74820
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                  (580) 436-6100
               ---------------------------------------------------
                Registrant's Telephone Number, Including Area Code

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On July 1, 1998, the Company closed on the acquisition of certain oil and gas properties from Bill G. Cantrell and his affiliated company. The purchase price was $2,750,000 in cash and 402,360 restricted shares of the Company's Common Stock. Included in the purchase were interests in approximately 82 oil and gas leases located in the following counties in Oklahoma: Pontotoc, Coal, Garvin, and Seminole. The purchase also included two workover rigs, one drilling rig, and miscellaneous oil field equipment which relates to the ongoing production of the oil and gas properties.

     The purchase was funded with $2,050,000 of bank borrowings and $700,000 from the proceeds of a private offering of common stock and warrants which was partially closed on July 1, 1998.

     This acquisition is expected to increase the Company's daily oil production by 75% to approximately 700 barrels of oil per day, and proven producing reserves are expected to increase by 90% and proven undeveloped reserves are expected to increase by 128%.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The following financial statements for the properties acquired from Bill G. Cantrell for the years ended March 31, 1998 and 1997 are filed herewith:

                                    INDEX                            PAGE

Report of Independent Certified Public Accountants .................   3
Combined Statements of Revenue and Direct Operating Expenses
 of Certain Acquired Property Interests ............................   4
Notes to Financial Statements ......................................  5-7

     (b) PRO FORMA FINANCIAL INFORMATION. The unaudited pro forma combined balance sheet as of March 31, 1998, and the unaudited pro forma combined statement of operations for the year ended March 31, 1998, which give effect to the acquisition of certain property interests which the Company acquired from Bill G. Cantrell are filed herein on pages 8-13.

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
Board of Directors
Pontotoc Production, Inc.

We have audited the accompanying Combined Statements of Revenue and Direct Operating Expenses of Certain Acquired Property Interests (combined statements) for the years ended March 31, 1998 and 1997. The combined statements are the responsibility of the Acquired Property Interests' management. Our responsibility is to express an opinion on the combined statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Pontotoc Production, Inc.) as described in Note A and are not intended to be a complete presentation of the Acquired Property Interests' revenue and expenses.

In our opinion, the combined statements referred to above present fairly, in all material respects, the revenue and direct operating expenses as described in Note A of the Acquired Property Interests for the years ended March 31, 1998 and 1997, in conformity with generally accepted accounting principles.


/s/ Grant Thornton LLP



Oklahoma City, Oklahoma
July 23, 1998

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                            PONTOTOC PRODUCTION, INC.
        COMBINED STATEMENTS OF REVENUE AND DIRECT OPERATING EXPENSES
                  OF CERTAIN ACQUIRED PROPERTY INTERESTS


                                              Year ended March 31,
                                         ------------------------------
                                            1998                1997
                                         ----------          ----------

Revenue-oil and gas sales                $1,513,612          $1,529,603

Direct operating expenses
  Lease operations                          554,604             613,238
  Production taxes                          110,236             109,921
                                         ----------          ----------

                                            664,840             723,159
                                         ----------          ----------

Excess of revenue over direct
  operating expenses                     $  848,772          $  806,444
                                         ==========          ==========































The accompanying notes are an integral part of these statements.

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
                            PONTOTOC PRODUCTION, INC.
                 NOTES TO COMBINED STATEMENTS OF REVENUE AND
                    DIRECT OPERATING EXPENSES OF CERTAIN
                           ACQUIRED PROPERTY INTERESTS

                            March 31, 1998 and 1997


NOTE A - BASIS OF PRESENTATION AND GENERAL INFORMATION

     The accompanying combined statements present the ownership interest of Pontotoc Production, Inc. (the "Company") in the revenue and direct operating expenses of certain oil and gas property interests acquired from Bill G. Cantrell on July 1, 1998 (the "Properties"). The combined statements include the revenue and direct operating expenses of the properties for the years ended March 31, 1998 and 1997, except for certain properties which were acquired by Bill G. Cantrell in December 1996, for which information prior to that date was not available.

     The accompanying combined statements do not reflect provisions for depletion, depreciation, and amortization, if any, which may have been recorded in the financial records of the previous interest owner. The combined statements do not reflect certain additional expenses that may have been incurred in connection with the ownership of the Properties such as interest on indebtedness and general and administrative expenses incurred individually by the prior interest owners as such costs are not comparable to those which will result from the future operation of the Properties.

     Lease operations expense includes monthly administrative overhead costs and other direct costs of operating the Properties which were charged to the joint account of all working interest owners by the operator of the wells.

     The Properties are not taxpaying entities. Any taxable income arising from the operation of the Properties accrues directly to the interest owner. Accordingly, no provision for income taxes has been made in the combined statements of revenue and direct operating expenses.

NOTE B - OIL AND GAS RESERVE DATA (UNAUDITED)

     The following estimates of proved developed and proved undeveloped reserve quantities and related standardized measure of discounted future net cash flows are estimates only, and do not purport to reflect realizable values or fair market values of the Properties' reserves. It is emphasized that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Properties' reserves are located in the United States.

     Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

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
                            PONTOTOC PRODUCTION, INC.
                   NOTES TO COMBINED STATEMENTS OF REVENUE AND
                      DIRECT OPERATING EXPENSES OF CERTAIN
                     ACQUIRED PROPERTY INTERESTS - CONTINUED

                             March 31, 1998 and 1997


     The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10% a year to reflect the estimated timing of the future cash flows.

     The following summaries of changes in reserves and standardized measure of discounted future net cash flows were prepared from estimates of proved reserves developed by an independent petroleum engineer.

                      Summary of Changes in Proved Reserves

                                             Year ended March 31,
                                         1998                    1997
                                 ---------------------   --------------------
                                    Bbls         Mcf        Bbls        Mcf
                                 ---------   ---------   ---------  ---------
Proved developed and unde-
 veloped reserves
  Beginning of year              1,695,731   1,203,618   1,607,681    300,834
  Purchase of minerals in place       -           -        160,482    902,784
  Production                       (86,187)     (9,948)    (72,432)      -
                                 ---------   ---------   ---------  ---------
  End of year                    1,609,544   1,193,670   1,695,731  1,203,618
                                 =========   =========   =========  =========
Proved developed reserves
 Beginning of year               1,082,147   1,203,618     994,097    300,834
 End of year                       931,360   1,193,670   1,082,147  1,203,618


             Standardized Measure of Discounted Future Net Cash Flows
                    Relating to Proved Oil and Gas Reserves

                                                       March 31,
                                                 1998            1997
                                             ------------     ------------
Future oil and gas revenues                  $ 28,178,821     $ 29,692,433
Future production and development costs       (10,187,888)     (10,852,728)
                                             ------------     ------------
Future net cash flows                          17,990,933       18,839,705
Discounted at 10% for estimated timing of
 cash flows                                    (5,948,756)      (7,373,539)
                                             ------------     ------------
Standardized measure of discounted future
 net cash flows                              $ 12,042,177     $ 11,466,166
                                             ============     ============

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
                            PONTOTOC PRODUCTION, INC.
                   NOTES TO COMBINED STATEMENTS OF REVENUE AND
                      DIRECT OPERATING EXPENSES OF CERTAIN
                     ACQUIRED PROPERTY INTERESTS - CONTINUED

                             March 31, 1998 and 1997

NOTE B - OIL AND GAS RESERVE DATA (UNAUDITED) - CONTINUED

        Changes in Standardized Measure of Discounted Future Net Cash Flows
                       Related to Proved Oil and Gas Reserves

                                                 Year ended March 31,
                                                 1998             1997
                                             ------------     ------------
Sales and transfers of oil and gas
 produced, net of production costs           $   (848,772)    $   (806,444)
Accretion of discount                           1,146,617          976,583
Purchase of minerals in place                        -           1,217,330
Net changes in production rates and other         278,166          312,869
                                             ------------     ------------
     Net increase                                 576,011        1,700,338

Balance at beginning of year                   11,466,166        9,765,828
                                             ------------     ------------
Balance at end of year                       $ 12,042,177     $ 11,466,166
                                             ============     ============

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                           PONTOTOC PRODUCTION, INC.

                     PRO FORMA COMBINED FINANCIAL STATEMENTS
                                 (UNAUDITED)


The unaudited pro forma combined balance sheet as of March 31, 1998 and the unaudited pro forma combined statement of operations for the year ended March 31, 1998 give effect to the acquisition of certain property interests acquired from Bill G. Cantrell by Pontotoc Production, Inc. ("Pontotoc"), which has been accounted for using the purchase method of accounting. The pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred if the transactions given pro forma effect herein had been consummated as of the time reflected herein, nor are they necessarily indicative of the future operating results or financial position of Pontotoc. The pro forma adjustments are based upon available information and certain assumptions that Pontotoc believes are reasonable. This information should be read in conjunction with the historical financial statements and related notes of Pontotoc and the combined statements of Revenue and Direct Operating Expenses of Certain Acquired Property Interests.

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
                           PONTOTOC PRODUCTION, INC.
                       PRO FORMA COMBINED BALANCE SHEET
                                 (UNAUDITED)

                                March 31, 1998


                                   Historical            Pro forma
     ASSETS                         Pontotoc     Adjustments      Combined
                                  -----------   -------------    ----------

Cash and cash equivalents         $  119,332    $ (700,000)(1)   $  202,441
                                                   783,109 (4)
Accounts receivable and other
 current assets                      255,484          -             255,484
Property and equipment, net          133,774          -             133,774
Oil and gas properties, net        1,743,205     3,168,350 (1)    4,911,555
Other assets                           4,900          -               4,900
                                  ----------    ----------       ----------

     Total assets                 $2,256,695    $3,251,459       $5,508,154
                                  ==========    ==========       ==========

     LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                  $   73,907    $     -          $   73,907
Accrued and other current
 liabilities                          90,688          -              90,688
Long-term debt                       468,623     2,050,000 (1)    2,518,623
Deferred income taxes                380,241          -             380,241
Stockholders' equity               1,243,236       418,350 (1)    2,444,695
                                                   783,109 (4)
                                  ----------    ----------       ----------

                                  $2,256,695    $3,251,459       $5,508,154
                                  ==========    ==========       ==========




















See notes to pro forma combined financial statements.

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
                            PONTOTOC PRODUCTION, INC.
                    PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                           Year ended March 31, 1998

                                    Historical               Pro forma
                              Pontotoc  Properties  Adjustments      Combined
                             ---------- ----------  -----------    -----------
Operating revenues
 Oil and gas sales           $1,754,390 $1,513,612  $      -        $3,268,002
 Well supervision fees and
  overhead reimbursements        85,093       -            -            85,093
                             ----------  ---------  -----------    -----------
                              1,839,483  1,513,612         -         3,353,095

Operating costs and expenses
 Production                     784,075    664,840         -         1,448,915
 Depreciation, depletion,
  and amortization              155,086       -         178,000(2)     333,086
 General, administrative,
  and other                     362,738      -            -           362,738
                             ----------  ---------  -----------    -----------
                              1,301,899    664,840      178,000      2,144,739

     Earnings from opera-
      tions                     537,584    848,772     (178,000)     1,208,356

Other income                     11,655       -            -            11,655
Interest expense                (44,630)      -        (175,000)(5)   (219,630)
                             ----------  ---------  -----------    -----------
    Earnings before income
     taxes                      504,609    848,772     (353,000)     1,000,381

Provision for income taxes      137,688       -         188,000 (3)    325,688
                             ----------  ---------  -----------    -----------

    NET EARNINGS             $  366,921  $ 848,772  $  (541,000)   $   674,693
                             ==========  =========  ===========    ===========

Basic and diluted earnings
 per share                          .10                                    .15
                             ==========                            ===========

Weighted average common
 shares outstanding,
 basic and diluted            3,750,000                              4,411,260
                             ==========                            ===========





See notes to pro forma combined financial statements.

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
                               PONTOTOC PRODUCTION, INC.
             NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


NOTE A - BASIS OF PRESENTATION

On July 1, 1998, certain oil and gas properties were acquired by Pontotoc Production, Inc. for cash of $2,750,000 and approximately 400,000 shares of restricted common stock. The properties are valued at the cash paid plus the estimated fair value of the common stock issued. The accompanying pro forma combined balance sheet has been presented as if the acquisition occurred on March 31, 1998 and the accompanying pro forma combined statement of operations for the year ended March 31, 1998 has been prepared as if the acquisition was consummated on April 1, 1997.

Basic and diluted earnings per share have been presented as if the shares of common stock issued in conjunction with a private offering and the acquisition of properties had been outstanding beginning April 1, 1997. Warrants issued in conjunction with the private placement shares are not assumed exercised because they were antidilutive.

NOTE B - PRO FORMA ADJUSTMENTS

Pro forma adjustments are necessary to reflect the assumed effect of the combination on the balance sheet as of March 31, 1998 and statement of operations assuming the acquisition was consummated on April 1, 1997. The accompanying pro forma balance sheet and statement of operations reflect the following adjustments:

   (1) To record the acquisition of oil and gas properties for cash and 402,260 shares of restricted common stock and to record bank borrowing of $2,050,000 to partially fund the acquisition

   (2) To record depreciation, depletion, and amortization expense on oil and gas properties acquired

   (3)   To record estimated income tax expense at the combined effective rate

   (4) To record sale of 259,000 shares of common stock and warrants to purchase 259,000 shares in a private offering and the use of proceeds to partially fund the acquisition

   (5) To record interest expense for the year ended March 31, 1998 at the effective rate of 8.5%

NOTE C - OIL AND GAS RESERVE DATA (UNAUDITED)

The following tables contain certain oil and gas disclosures reflecting the pro forma combined oil and gas activities as of and for the year ended March 31, 1998.

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                             PONTOTOC PRODUCTION, INC.
             NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE C - OIL AND GAS RESERVE DATA (UNAUDITED) - CONTINUED

                    Summary of Changes in Proved Reserves

                                               Year ended March 31, 1998
                                                 Bbls              Mcf
                                               ---------        ---------

Proved developed and undeveloped reserves
 Beginning of year                             3,034,906        1,614,786
 Extensions and discoveries                      143,365           17,159
 Purchase of minerals in place                    38,944           45,854
 Production                                     (176,014)         (53,520)
 Revisions of estimates                           94,415           47,762
                                               ---------        ---------
     End of year                               3,135,616        1,672,041
                                               =========        =========

Proved developed reserves
 Beginning of year                             1,835,431        1,614,786
 End of year                                   1,898,094        1,672,041


           Standardized Measure of Discounted Future Net Cash Flows
                   Relating to Proved Oil and Gas Reserves

                                                         Year ended
                                                       March 31, 1998
                                                       --------------

Future oil and gas revenues                             $ 54,203,376
Future production and development costs                   17,505,887
                                                        ------------
Future net cash flows before income taxes                 36,697,489
Future income taxes                                      (12,166,122)
                                                        ------------
Future net cash flows after income taxes                  24,531,367
Discounted at 10% for estimated timing of cash flows      (9,291,125)
                                                        ------------

Standardized measure of discounted future net
  cash flows                                            $ 15,240,242
                                                        ============

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                             PONTOTOC PRODUCTION, INC.
             NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE C - OIL AND GAS RESERVE DATA (UNAUDITED) - CONTINUED


     Changes in Standardized Measure of Discounted Future Net Cash Flows
                   Related to Proved Oil and Gas Reserves

                                                         Year ended
                                                       March 31, 1998
                                                       --------------

Sales and transfers of oil and gas produced, net
  of production costs                                   $ (1,785,939)
Development costs incurred during year which were
  previously estimated                                        73,315
Extensions and discoveries, net of related development
  costs                                                    1,718,519
Net change in income taxes                                   396,263
Accretion of discount                                      2,350,551
Purchase of minerals in place                                328,437
Net changes in production rates and other                 (1,761,962)
Revisions in quantity estimates                              872,743
Net change in sales and transfer prices, net of
  related production costs                                (2,477,416)
                                                        ------------
     Net decrease                                           (285,489)

Balance at beginning of year                              15,525,731
                                                        ------------

Balance at end of year                                  $ 15,240,242
                                                        ============

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     PONTOTOC PRODUCTION, INC.


Dated: August 13, 1998               By:/s/ James Robby Robson, Jr.
                                        James Robby Robson, Jr., President